Filed Pursuant to Rule 424(b)(2)
Registration No. 333-221324

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated March 2, 2018 PRICING SUPPLEMENT No. 18 dated March , 2018 (To Prospectus Supplement dated January 24, 2018 and Prospectus dated November 3, 2017)

Wells Fargo & Company Medium-Term Notes, Series S ETF Linked Securities
Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due March 23, 2020
■	Linked to the VanEck Vectors® Gold Miners ETF
■

Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the performance of the Fund

■

Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the Fund on the calculation day for that quarter is greater than or equal to the threshold price. However, if the fund closing price of the Fund on a calculation day is less than the threshold price, you will not receive any contingent coupon for the relevant quarter. If the fund closing price of the Fund is less than the threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be within the range of 9.00% to 10.00% per annum

■

Automatic Call. If the fund closing price of the Fund on any of the quarterly calculation days from September 2018 to December 2019, inclusive, is greater than or equal to the starting price, we will automatically call the securities for the original offering price plus a final contingent coupon payment

■

Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the fund closing price of the Fund on the final calculation day is greater than or equal to the threshold price. If the fund closing price of the Fund on the final calculation day is less than the threshold price, you will lose more than 25%, and possibly all, of the original offering price of your securities

■	The threshold price is equal to 75% of the starting price
■

If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the Fund from the starting price if the fund closing price of the Fund on the final calculation day is less than the threshold price, but you will not participate in any appreciation of the Fund and will not receive any dividends on shares of the Fund

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $969.88 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $949.88 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-11.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$13.25	$986.75
Total

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Terms of the Securities

Issuer:	Wells Fargo & Company (“Wells Fargo”).

Market Measure:	VanEck Vectors® Gold Miners ETF (the “Fund”).

Pricing Date:	March 16, 2018.*

Issue Date:	March 21, 2018.* (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the Fund on the related calculation day is greater than or equal to the threshold price.

If the fund closing price of the Fund on any calculation day is less than the threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the Fund is less than the threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Each quarterly contingent coupon payment, if any, will be calculated per security as follows: $1,000 × contingent coupon rate × (90/360). Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be within the range of 9.00% to 10.00% per annum.

Automatic Call:

If the fund closing price of the Fund on any of the quarterly calculation days from September 2018 to December 2019, inclusive, is greater than or equal to the starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment. The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Quarterly, on the 18th day of each March, June, September and December, commencing June 2018 and ending December 2019, and the final calculation day*, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to March 18, 2020* as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable).

Stated Maturity Date:

March 23, 2020*. If the final calculation day is postponed, the stated maturity date will be the later of (i) March 23, 2020* and (ii) three business days after the final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-2

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•	if the ending price is greater than or equal to the threshold price: $1,000; or

•	if the ending price is less than the threshold price: $1,000 minus:

$1,000	x	starting price – ending price
starting price

If the securities are not automatically called prior to stated maturity and the ending price is less than the threshold price, you will lose more than 25%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Fund, but you will be fully exposed to a decrease in the Fund if the ending price is less than the threshold price.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Fund Closing Price:

The “fund closing price” with respect to the Fund on any trading day means the product of (i) the closing price of one share of the Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor on such trading day.

Closing Price:

The “closing price” for one share of the Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Fund (or any such other security) is listed or admitted to trading.

Adjustment Factor:

The “adjustment factor” means, with respect to a share of the Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below

Starting Price:	$ , which is the fund closing price of the Fund on the pricing date.

Ending Price:	The “ending price” will be the fund closing price of the Fund on the final calculation day.

Threshold Price:	$ , which is equal to 75% of the starting price.

Postponement of a Calculation Day:

If any calculation day is not a trading day, such calculation day will be postponed to the next succeeding trading day. A calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	Wells Fargo Securities, LLC

No Listing:	The securities will not be listed on any securities exchange or automated quotation system.

Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

PRS-3

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $12.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	95001B2R4

PRS-4

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Investment Description

The Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due March 23, 2020 (the “securities”) are senior unsecured debt securities of Wells Fargo that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. Whether the securities pay a quarterly contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the performance of the Fund. The securities provide:

(i)

quarterly contingent coupon payments at a rate of 9.00% to 10.00% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the Fund on the applicable quarterly calculation day is greater than or equal to 75% of the starting price;

(ii)

the possibility of an automatic early call of the securities for an amount equal to the original offering price plus a final contingent coupon payment if the fund closing price of the Fund on any of the quarterly calculation days from September 2018 to December 2019, inclusive, is greater than or equal to the starting price; and

(iii)	if the securities are not automatically called prior to stated maturity:

(a)	repayment of the original offering price if, and only if, the Fund does not decline by more than 25% from the starting price to the ending price; and

(b)	full exposure to the decline in the price of the Fund from the starting price if the Fund declines by more than 25% from the starting price to the ending price.

If the fund closing price of the Fund on any quarterly calculation day is less than 75% of the starting price, you will not receive any contingent coupon payment for that quarter. If the securities are not automatically called prior to stated maturity and the Fund declines by more than 25% from the starting price to the ending price, you will lose more than 25%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the price of the Fund declines by more than 25% from the starting price to the ending price.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Fund, but you will be fully exposed to the decline in the Fund if the securities are not automatically called prior to stated maturity and the Fund declines by more than 25% from the starting price to the ending price.

All payments on the securities are subject to the credit risk of Wells Fargo.

The Fund is an exchange traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index, an equity index that is intended to track the performance of companies involved in mining of gold and silver.

You should read this pricing supplement together with the prospectus supplement dated January 24, 2018 and the prospectus dated November 3, 2017 for additional information about the securities. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Prospectus Supplement dated January 24, 2018: https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated November 3, 2017: https://www.sec.gov/Archives/edgar/data/72971/000119312518018238/d528188d424b2.htm

VanEck Vectors® is a trademark of Van Eck Associates Corp. (“Van Eck”). The securities are not sponsored, endorsed, sold or promoted by VanEck or the VanEck Vectors® ETF Trust (the “Trust”). Neither VanEck nor the Trust makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither VanEck nor the Trust has any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the VanEck Vectors® Gold Miners ETF.

PRS-5

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer

PRS-6

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Investor Considerations

We have designed the securities for investors who:

■

seek an investment with contingent quarterly coupon payments at a rate of 9.00% to 10.00% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the Fund on the applicable quarterly calculation day is greater than or equal to 75% of the starting price;

■

understand that if the Fund declines by more than 25% from the starting price to the ending price, they will be fully exposed to the decline in the Fund from the starting price and will lose more than 25%, and possibly all, of the original offering price at stated maturity;

■

are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities and may lose all of the original offering price per security at maturity;

■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

■	are willing to forgo participation in any appreciation of the Fund and dividends on shares of the Fund; and

■	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	require full payment of the original offering price of the securities at stated maturity;

■	seek a security with a fixed term;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	are unwilling to accept the risk that the fund closing price of the Fund may decline by more than 25% from the starting price to the ending price;

■	seek certainty of current income over the term of the securities;

■	seek exposure to the upside performance of the Fund;

■	are unwilling to accept the risk of exposure to companies involved in the mining of gold and silver in both the United States and foreign equity markets;

■	are unwilling to accept the credit risk of Wells Fargo; or

■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-8

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Determining Payment On A Contingent Coupon Payment Date and at Maturity

On each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the Fund on the related quarterly calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

PRS-9

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any), assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to stated maturity.

PRS-10

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “underlying index.”

If The Securities Are Not Automatically Called Prior to Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the original offering price per security, depending on the fund closing price of the Fund on the final calculation day.

If the ending price is less than the threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the Fund to the extent it is below the starting price (expressed as a percentage of the starting price). The threshold price is 75% of the starting price. For example, if the securities are not automatically called and the Fund has declined by 25.1% from the starting price to the ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the original offering price per security. As a result, you will not receive any protection if the price of the Fund declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the price of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

Even if the ending price is greater than the threshold price, the maturity payment amount will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the Fund on the related calculation day is greater than or equal to the threshold price. If the fund closing price of the Fund on any calculation day is less than the threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the Fund is less than the threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

You May Be Fully Exposed To The Decline In The Fund From The Starting Price, But Will Not Participate In Any Positive Performance Of The Fund.

Even though you will be fully exposed to a decline in the price of the Fund below the threshold price, you will not participate in any increase in the price of the Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of the Fund.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the original offering price per security at maturity. The volatility of the Fund is an important factor affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of the Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Greater expected volatility of the Fund as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of the Fund will be less than the threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of the Fund will be less than the threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity.

PRS-11

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current price of the Fund, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Fund Performance. The value of the securities prior to maturity will depend substantially on the then-current price of the Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be

PRS-12

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

substantial, from their original offering price, if the price of the Fund at such time is less than, equal to or not sufficiently above the starting price or threshold price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Fund. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Fund changes.

•

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current price of the Fund. This difference will most likely reflect a discount due to expectations and uncertainty concerning the price of the Fund during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current price of the Fund.

•

Dividend Yields On Securities Included In The Fund. The value of the securities may be affected by the dividend yields on securities held by the Fund (the amount of such dividends may influence the closing price of the shares of the Fund).

•

Currency Exchange Rates. Since the Fund includes securities quoted in one or more foreign currencies and the closing price of the Fund is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of the Fund. Because numerous factors are expected to affect the value of the securities, changes in the price of the Fund may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

The trading price of the shares of the Fund will determine the closing price of the Fund and, therefore, whether the securities will be automatically called prior to stated maturity, the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the fund closing price of the Fund will fall or rise compared to the starting price. The trading price of the shares of the Fund will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Fund and the securities comprising the Fund are traded and the values of the Fund and such securities. Accordingly, any historical prices of the Fund do not provide an indication of the future performance of the Fund.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Gold And Silver Mining Industries.

All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold has fluctuated in recent years and may continue to fluctuate substantially over short periods of time so the trading price of the shares of the Fund may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation and changes in industrial and commercial demand for metals. Additionally, increased environmental or labor costs may depress the value of metal investments. In times of significant inflation or great economic uncertainty, gold, silver and other precious metals may outperform traditional investments such as bonds and stocks. However, in times of stable economic growth, traditional equity and debt investments could offer greater appreciation potential and the value of gold, silver and other precious metals may be adversely affected, which could in turn affect the Fund’s returns. If a natural disaster or other event with a significant economic impact occurs in a region where the companies in which the Fund invests operate, that disaster or event could negatively affect the profitability of these companies and, in turn, the Fund’s investment in them. These factors could affect the gold and silver mining

PRS-13

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

industries and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the securities, which may adversely affect the value of your securities.

In addition, the Fund is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the Fund may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Some of the securities held by the Fund are issued by foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, the Fund may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the Fund may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing price of the Fund which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of some of the securities included in the Fund is quoted in a currency other than U.S. dollars and, as per the Fund, is converted into U.S. dollars, any amounts payable on the securities will depend in part on the relevant exchange rates.

Changes That Affect The Fund Or The Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of the Fund (the “fund sponsor”) concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes in the underlying index are reflected in the Fund, and changes in those policies, could affect the closing price of the shares of the Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent coupon payments will be made. Similarly, the policies of the sponsor of the underlying index (the “underlying index sponsor”) concerning the calculation of the underlying index and the addition, deletion or substitution of securities comprising the underlying index and the manner in which the underlying index sponsor takes account of certain changes affecting such securities may affect the level of the underlying index and the closing price of the shares of the Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent coupon payments will be made. The underlying index sponsor could also discontinue or suspend calculation or dissemination of the underlying index or materially alter the methodology by which it calculates the underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

Actions by any company whose securities are included in the Fund or in the underlying index may have an adverse effect on the price of its security, the closing price of the Fund on any calculation day, the ending price and the value of the securities. We are not affiliated with any company whose security is represented in the Fund or the underlying index. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

PRS-14

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

We And Our Affiliates Have No Affiliation With The Fund Sponsor Or The Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the fund sponsor or the underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the Fund or the underlying index. We have derived the information about the sponsors, the Fund and the underlying index contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Fund, the underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index.

The performance of the shares of the Fund may not exactly replicate the performance of the underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. The Fund may also hold securities or derivative financial instruments not included in the underlying index. It is also possible that the Fund may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the underlying index.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

You will not become a holder of shares of the Fund or a holder of securities included in the underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at stated maturity or upon automatic call.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price of the Fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed if the applicable originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing price of the Fund on each calculation day, the ending price of the Fund, whether the securities are automatically called, and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on a scheduled calculation day, which may result in postponement of that calculation day; determining the fund closing price of the Fund if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of the Fund on the applicable calculation day and the ending price of the Fund; and determining whether to adjust the fund closing price of the Fund on a calculation day in the event of certain changes in or modifications to the Fund or the underlying index. In making these discretionary judgments, the fact that WFS is our affiliate

PRS-15

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Fund. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Fund from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index published on or prior to the pricing date could result in an increase in the price of the Fund on the pricing date, which would adversely affect investors in the securities by increasing the price at which the Fund must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Fund or the underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Fund or the underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in the Fund or the underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Fund or any of the securities included in the Fund or the underlying index, or derivative or synthetic instruments related to the Fund or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Fund or the underlying index. These hedging activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Fund or the securities included in the Fund or the underlying index and other instruments relating to the Fund or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to any concession and/or distribution expense fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain,

PRS-16

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m).

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-17

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical ending prices of the Fund:

•	the hypothetical percentage change from the hypothetical starting price to the hypothetical ending price; and

•	the hypothetical maturity payment amount per security (excluding the final contingent coupon payment, if any).

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Hypothetical maturity payment amount per security
$175.00	75.00%	$1,000.00
$160.00	60.00%	$1,000.00
$150.00	50.00%	$1,000.00
$140.00	40.00%	$1,000.00
$130.00	30.00%	$1,000.00
$120.00	20.00%	$1,000.00
$110.00	10.00%	$1,000.00
$100.00(1)	0.00%	$1,000.00
$90.00	-10.00%	$1,000.00
$80.00	-20.00%	$1,000.00
$75.00	-25.00%	$1,000.00
$74.00	-26.00%	$740.00
$70.00	-30.00%	$700.00
$60.00	-40.00%	$600.00
$50.00	-50.00%	$500.00
$40.00	-60.00%	$400.00
$25.00	-75.00%	$250.00

(1)

The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information set forth under the section titled “The VanEck Vectors® Gold Miners ETF” below.

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual starting price, ending price and threshold price.

PRS-18

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price and threshold price will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information set forth under the section titled “The VanEck Vectors® Gold Miners ETF” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Ending price is greater than the starting price, and the maturity payment amount is equal to the original offering price of your securities at maturity:

Hypothetical starting price: $100.00

Hypothetical ending price: $150.00

Hypothetical threshold price: $75.00, which is 75% of the hypothetical starting price

Since the hypothetical ending price is greater than the hypothetical threshold price, the maturity payment amount would equal the original offering price. Although the hypothetical ending price is significantly greater than the hypothetical starting price in this scenario, the maturity payment amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. Ending price is less than the starting price but greater than the threshold price, and the maturity payment amount is equal to the original offering price of your securities at maturity:

Hypothetical starting price: $100.00

Hypothetical ending price: $90.00

Hypothetical threshold price: $75.00, which is 75% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price, but not by more than 25%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. Ending price is less than the threshold price, and the maturity payment amount is less than the original offering price of your securities at maturity:

Hypothetical starting price: $100.00

Hypothetical ending price: $50.00

Hypothetical threshold price: $75.00, which is 75% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price by more than 25%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to $500.00 per security, calculated as follows:

$1,000 –	$1,000 ×	$100.00 – $50.00	= $500.00
$100.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $500.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of the Fund, but will be fully exposed to a decrease in the Fund if the ending price is less than the threshold price.

To the extent that the starting price, threshold price and ending price differ from the values assumed above, the results indicated above would be different.

PRS-19

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to the Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the fund closing price of the Fund under certain circumstances;

•	determine if adjustments are required to the fund closing price of the Fund under various circumstances; and

•	if the Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

PRS-20

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

(F)	The relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to the Fund or any successor fund; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for the Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing on any calculation day, then such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to the Fund on such eighth trading day, the calculation agent will determine the closing price of the Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth trading day.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to the adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date, and the

PRS-21

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

denominator of which is the amount by which the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the maturity payment amount, whether the securities are automatically called prior to stated maturity, whether a contingent coupon payment will be made or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for the Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for the Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the underlying index sponsor discontinues publication of the underlying index), then the calculation agent will calculate the fund closing price for the Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the Fund, such successor fund or fund closing price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a successor fund, or the underlying index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations

PRS-22

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of the Fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the maturity payment amount and determine whether the securities are automatically called prior to stated maturity and whether a contingent coupon payment will be made with reference to such adjusted closing price of the Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The maturity payment amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-23

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

The VanEck Vectors® Gold Miners ETF

The Fund is issued by VanEck Vectors® ETF Trust, a registered open-end management investment company. The Fund seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index, an equity index that is intended to track the performance of companies involved in mining of gold and silver. The Fund seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the NYSE Arca Gold Miners Index. For a description of the NYSE Arca Gold Minders Index, please see “NYSE Arca Gold Miners Index” below.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by VanEck Vectors® ETF Trust under the Securities Act of 1933 as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The Fund is listed on the NYSE Arca, Inc. under the ticker symbol “GDX.”

This pricing supplement relates only to the securities offered hereby and does not relate to the Fund. We have derived all disclosures contained in this pricing supplement regarding the Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Fund (and therefore the price of the Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Fund could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The NYSE Arca Gold Miners Index

We obtained all information contained in this pricing supplement regarding the NYSE Arca Gold Miners Index (the “Gold Miners Index”), including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, NYSE Arca, the sponsor of the Gold Miners Index. NYSE Arca has no obligation to continue to publish, and may discontinue publication of, the Gold Miners Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Gold Miners Index in connection with the offer and sale of the securities.

Index Universe

The Gold Miners Index includes common stocks, American depositary receipts (“ADRs”) and Global depositary receipts (“GDRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading on a major stock market that is accessible by foreign investors. The index compiler (NYSE Arca) has chosen not to specify the exact exchanges whose securities are eligible for inclusion in the Gold Miners Index, but generally the exchanges in most developed markets and major emerging markets are regarded as appropriate. The index compiler will use their discretion to avoid those exchanges and markets that are considered “frontier” in nature or alternatively, have major restrictions to foreign ownership.

The universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues for gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. In addition, the Gold Miners Index companies with a significant revenue exposure to silver mining in addition to gold mining are eligible for including in the Gold Miners Index. These are companies that either (1) have a revenue exposure to silver mining greater than 50% or (2) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%. The index compiler will ensure, solely through the company selections in the index rebalances, that the percentage of the index weight that will consist of these “silver-tilted” companies will not exceed 20%.

Further, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible for inclusion in the Gold Miners Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the eligibility of company in how much the company has hedged in gold or silver production via futures, options or forward contracts.

Selection of Constituents

PRS-24

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

The index constituents are selected among the companies that are included in the index universe and that meet the following criteria: (i) a market capitalization greater than $750 million; (ii) an average daily trading volume of at least 50,000 shares over the past three months; and (iii) an average daily value traded of at least $1 million over the past three months.

Once an index constituent is included in the Gold Miners Index, it will be removed from the Gold Miners Index during the quarterly review only if (i) its market capitalization is less than $450 million; or (ii) its average daily trading volume for the past three months is lower than $30,000 shares and its average daily value traded is lower than $600,000.

Index Calculation

The Gold Miners Index is calculated on a price return basis using a modified market capitalization divided by the divisor. The divisor was set on December 20, 2002 to obtain a base level of 500.00 at the base market capitalization. As described below, the divisor is continually adjusted as a result of corporate actions and composition changes to maintain continuity in the Gold Miners Index. More specifically, the Gold Miners Index is calculated using the following formula:

Where:

t = day of calculation;

N = number of constituent equities in the Gold Miners Index;

Qi,t = number of shares of equity i on day t;

Mi,t = multiplier of equity i;

Ci,t = price of equity i on day t; and

DIV = current index divisor on day t.

Quarterly Review of the Gold Miners Index

The Gold Miners Index is reviewed quarterly so that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Components will be removed from the Gold Miners Index during the quarterly review if their market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares.

Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month, in connection with the quarterly index rebalance. An index announcement on the website of NYSE Euronext will announce such changes. The inclusion of companies in the Gold Miners Index will be announced at least three trading days before the actual inclusion. The component to be removed will be announced no later than 3 p.m. ET on the business day before the effective date of removal.

The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index:

(1)	the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

(2)

the component securities are split into two subgroups — (1) large and (2) small, which are ranked by their unadjusted market capitalization weight in the Gold Miners Index. Large stocks are defined as having an index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

(3)

the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 45% of the total index value.

The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index:

•

Diversification Rule 1: If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Gold Miners Index, then Diversification Rule 1 is not executed.

PRS-25

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

•

Diversification Rule 2: The components are sorted into two groups, (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

o

The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will be reduced proportionately.

o

The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled up following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled up. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Corporate Action-Related Adjustments

The Gold Miners Index may be adjusted in order to maintain the continuity of the index level and the composition. The underlying aim is that the index continues to reflect as closely as possible the value of the underlying portfolio. Adjustments take place in reaction to events that occur with constituents, in order to mitigate or eliminate the effect of that event on the Gold Miners Index.

(1)

Removal of constituents. Any stock deleted from the Gold Miners Index as a result of a corporate action such as a merger, acquisition, spin-off, delisting or bankruptcy is not replaced by any new stock. The total number of stocks in the Gold Miners Index is reduced by one every time a company is deleted. If a company is removed from the Gold Miners Index, the divisor will be adapted to maintain the index level.

a.

Mergers and acquisitions. In the event that a merger or acquisition occurs between members of the Gold Miners Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. In the event that only one of the parties to a merger or acquisition is a member of the Gold Miners Index, an acquiring member of the Gold Miners Index continues as a member of the Gold Miners Index and its shares will be adjusted at the next rebalance while an acquired member of the Gold Miners Index is removed from the Gold Miners Index and the acquiring company may be considered for inclusion at the next rebalance.

b.

Suspensions and company distress. Immediately upon a company’s bankruptcy announcement, the stock is removed from the Gold Miners Index at the closing price of the first trading day following the announcement. If the stock does not trade on the relevant exchange between the bankruptcy announcement and the next rebalance effective date, the stock may be deleted from the Gold Miners Index with a presumed market value of $0.

c.

Split-up / spin-off. The closing price of the index constituent is adjusted by the value of the spin-off. Spun-off companies will not be automatically added into the Gold Miners Index at the time of the event.

(2)

Dividends. The price Gold Miners Index will be adjusted for dividends that are special. To determine whether a dividend should be considered a special dividend, the compiler will use the following criteria: (a) the declaration of a dividend additional to those dividends declared as part of a company’s normal results and dividend reporting cycle; or (b) the identification of an element of a dividend paid in line with a company’s normal results and dividend reporting cycle as an element that is unambiguously additional to the company’s normal payment.

(3)

Rights issues and other rights. In the event of a rights issue, the price is adjusted for the value of the right on the ex-date, and the shares are increased according to the terms of the offering. The value of the right is determined from the market value of the right. The compiler shall only effect adjustments if the rights represent a positive value.

(4)

Bonus issues, stock splits and reverse stock splits. For bonus issues, stock splits and reverse stock splits, the number of shares included in the Gold Miners Index will be adjusted in accordance with the ratio given in the corporate action. Since the event won’t change the value of the company included in the Gold Miners Index, the divisor will not be changed because of this.

(5)	Changes in number of shares. Changes in the number of shares in issue will not be reflected in the Gold Miners Index until the next review unless the change is related to a specific corporate action.

PRS-26

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Historical Information

We obtained the closing prices listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Fund for the period from January 1, 2008 to February 27, 2018. The closing price on February 27, 2018 was $21.49. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

PRS-27

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the Fund for each quarter in the period from January 1, 2008 through December 31, 2017 and for the period from January 1, 2018 to February 27, 2018.

	High	Low	Last
2008
First Quarter	$56.29	$46.50	$47.75
Second Quarter	$51.40	$42.38	$48.52
Third Quarter	$50.84	$27.95	$34.08
Fourth Quarter	$33.96	$16.38	$33.88
2009
First Quarter	$38.57	$28.20	$36.88
Second Quarter	$44.55	$30.95	$37.76
Third Quarter	$48.00	$35.14	$45.29
Fourth Quarter	$54.78	$41.87	$46.21
2010
First Quarter	$50.17	$40.22	$44.41
Second Quarter	$54.07	$46.36	$51.96
Third Quarter	$56.66	$47.09	$55.93
Fourth Quarter	$63.80	$54.28	$61.47
2011
First Quarter	$60.79	$53.12	$60.06
Second Quarter	$63.95	$51.80	$54.59
Third Quarter	$66.69	$53.75	$55.19
Fourth Quarter	$63.32	$50.07	$51.43
2012
First Quarter	$57.47	$48.75	$49.57
Second Quarter	$50.37	$39.34	$44.77
Third Quarter	$54.81	$40.70	$53.71
Fourth Quarter	$54.25	$44.85	$46.39
2013
First Quarter	$47.09	$35.91	$37.85
Second Quarter	$37.45	$22.22	$24.41
Third Quarter	$30.43	$22.90	$25.06
Fourth Quarter	$26.52	$20.39	$21.12
2014
First Quarter	$27.73	$21.27	$23.60
Second Quarter	$26.45	$22.04	$26.45
Third Quarter	$27.46	$21.35	$21.35
Fourth Quarter	$21.94	$16.59	$18.38
2015
First Quarter	$22.94	$17.67	$18.24
Second Quarter	$20.82	$17.76	$17.76
Third Quarter	$17.85	$13.04	$13.74
Fourth Quarter	$16.90	$13.08	$13.72
2016
First Quarter	$20.86	$12.47	$19.98
Second Quarter	$27.70	$19.53	$27.70
Third Quarter	$31.32	$25.45	$26.43
Fourth Quarter	$25.96	$18.99	$20.92
2017
First Quarter	$25.57	$21.14	$22.81
Second Quarter	$24.57	$21.10	$22.08
Third Quarter	$25.49	$21.21	$22.96
Fourth Quarter	$23.84	$21.42	$23.24
2018
January 1, 2018 to February 27, 2018	$24.60	$21.49	$21.49

PRS-28

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

PRS-29

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-30

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash at its stated principal amount and hold it as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a “real estate investment trust”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of Coupon Payments. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale

PRS-31

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, (i) regardless of your regular method of tax accounting, in each year that you held the securities you generally would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. Even if the securities are treated for U.S. federal income tax purposes as prepaid derivative contracts rather than debt instruments, the IRS could treat the timing and character of income with respect to coupon payments in a manner different from that described above.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge; and appropriate transition rules and effective dates. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition of a security, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

PRS-32

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends. Because the treatment of the securities is unclear, it is also unclear whether and how the FATCA rules apply to the securities. However, it would be prudent to assume that withholding agents will treat coupon payments, and potentially other payments, with respect to the securities as subject to FATCA. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

PRS-33

Market Linked Securities—Auto-Callable with Contingent

Coupon and Contingent Downside

Principal at Risk Securities Linked to the VanEck Vectors® Gold Miners ETF due

March 23, 2020

Annex

The material included in this Annex does not constitute terms of the securities. Instead, the securities will have the terms specified in the preceding preliminary pricing supplement and the accompanying supplements. For purposes of these securities, references in this Annex to (i) the “applicable preliminary pricing supplement,” the “applicable pricing supplement” and the “relevant offering materials” means the preceding preliminary pricing supplement and the accompanying supplements, and (ii) the “applicable issuer” means Wells Fargo & Company.

PRS-34

Market Linked Securities

Auto-Callable with Contingent Coupon and Contingent Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES — AUTO-CALLABLE WITH CONTINGENT COUPON AND CONTINGENT DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside (“these Market Linked Securities”) offer the potential to receive contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, these Market Linked Securities are subject to greater risks than ordinary debt securities, including the risk that one or more, or all, contingent coupon payments may not be paid and the risk that you may lose a significant portion, or possibly all, of your investment at maturity. The contingent coupon payments and the risk of loss at maturity will depend on the performance of a specified market measure, such as an index or exchange-traded fund (the “underlying”). If the closing level of the underlying has not declined below a specified threshold level on a designated calculation day, you will receive a contingent coupon payment on the related payment date; however, if the underlying has declined below the threshold level, you will not receive a contingent coupon payment for that payment date. If the underlying has declined below a specified threshold level on the final calculation day, you will incur a loss at maturity equal to the full decline of the underlying. If the underlying is flat or has appreciated as of a designated call date, these Market Linked Securities will be automatically called prior to maturity, ending the potential to receive any future contingent coupon payments.

These Market Linked Securities are designed for investors who seek the potential for contingent coupon payments at a higher rate than the rate the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the downside risk of the underlying. Although investors will be exposed to the downside risk of the underlying, investors will not participate in any appreciation of the underlying. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

A-2 |	Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Unlike ordinary debt securities, these Market Linked Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether these Market Linked Securities pay a contingent coupon, whether they are automatically called prior to maturity and, if they are not automatically called, whether you are repaid your principal at maturity will depend, in each case, on the performance of the underlying.

The key features of these Market Linked Securities are described below.

•

Contingent coupon payments: These Market Linked Securities provide for contingent coupon payments on periodic contingent coupon payment dates (typically occurring quarterly, semiannually or annually throughout the term of these Market Linked Securities). On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing level of the underlying on the related calculation day (typically three to five business days prior to the contingent coupon payment date) has not declined below a specified threshold level. If the closing level of the underlying is less than the threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the underlying is less than the threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•

Automatic call: These Market Linked Securities will be subject to automatic call prior to maturity on specified call dates (which are generally a subset of the calculation days, typically beginning after a specified “non-call period”). If the closing level of the underlying on any call date is greater than or equal to its closing level on the pricing date (the starting level), these Market Linked Securities will be automatically called, and on the related call settlement date (typically three to five business days after the relevant call date), you will receive a cash payment equal to the original offering price plus a final contingent coupon payment, and no further payments will be made. The automatic call feature limits your potential to receive contingent coupon payments over the full term of the securities if the underlying has appreciated as of a designated call date. If these Market Linked Securities have a non-call period, you have the ability to receive contingent coupon payments during such non-call period if the closing level of the underlying on a calculation day during such non-call period has not declined below the threshold level.

•

Potential loss of principal: If these Market Linked Securities are not automatically called prior to maturity, you will be repaid your principal at maturity if, and only if, the closing level of the underlying on the final calculation day (the ending level) has not declined below a specified threshold level. If these Market Linked Securities are not automatically called prior to maturity and the ending level is less than the threshold level, you will have full downside exposure to the decline in the level of the underlying from the starting level, and you will incur a significant loss at maturity.

The threshold level will be less than the starting level. A particular issuance of these Market Linked Securities may specify a single threshold level that is applicable to both the contingent coupon payments and the contingent repayment of principal at maturity, or it may specify two different threshold levels (i.e., a coupon threshold level applicable to the contingent coupon payments and a separate downside threshold level applicable to the contingent repayment of principal at maturity).

Any return on these Market Linked Securities will be limited to the sum of the contingent coupon payments, if any. Investors will not participate in any appreciation of the underlying, but will be fully exposed to any decline of the underlying, if the ending level is less than the threshold level.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside	| A-3

Determining payment on a contingent coupon payment date, call settlement date, or at maturity

Unless these Market Linked Securities are previously called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the underlying on the related calculation day.

On each call date, these Market Linked Securities may be automatically called depending on the closing level of the underlying on that call date. The diagram below illustrates how to determine whether these Market Linked Securities will be automatically called and the payment upon automatic call (in additional to a final contingent coupon payment) assuming an offering price of $1,000 per security.

If these Market Linked Securities have not been called prior to maturity, the diagram below illustrates how to determine the payment at maturity (in addition to a final contingent coupon payment, if any). The diagram below assumes an original offering price of $1,000 per security.

A-4 |	Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment. They do not illustrate all possible outcomes and they are not indicative of future results. The examples illustrate the contingent coupon payments, the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities, assuming the following terms:

Term:	Three years, unless earlier automatically called

Original Offering Price:	$1,000 per Market Linked Security

Calculation Days/Contingent Coupon Payment Dates:	Semiannually

Call Dates:	Semiannually (on each calculation day starting approximately one year after issuance)

Contingent Coupon Rate:	5% per annum (or 2.5% per semiannual period)

Starting Level:	1,000

Threshold Level:	700, which is equal to 70% of the starting level

The first two hypothetical examples below illustrate scenarios in which these Market Linked Securities are automatically called on a call date prior to maturity. The third and fourth hypothetical examples below illustrate scenarios in which these Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the underlying from the starting level to the ending level.

In the examples below, the color blue indicates that the closing level of the underlying is greater than or equal to the starting level; the color green indicates that the closing level of the underlying is less than the starting level but greater than or equal to the threshold level; and the color red indicates that the closing level of the underlying is less than the threshold level.

Example 1: These Market Linked Securities are automatically called on the first call date

Calculation Day/Call Date	Closing level of underlying	Payment (% of original offering price)

Six months from the pricing date	1,050	Contingent coupon payment date: 2.5%

One year from the pricing date (first call date)	1,100	Call settlement date: 102.5%

Because of the one-year non-call period, even though the closing level of the underlying was greater than the starting level on the first calculation day (six months from the pricing date), these Market Linked Securities would not be automatically called, and you would receive a contingent coupon payment on the related contingent coupon payment date. Because the closing level of the underlying on the first call date (one year from the pricing date) is greater than the starting level, these Market Linked Securities would be automatically called on the first call date. On the related call settlement date, you would receive $1,025.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside	| A-5

Example 2: These Market Linked Securities are automatically called on the third call date

Calculation Day/Call Date	Closing level of underlying	Payment (% of original offering price)

Six months from the pricing date	600	Contingent coupon payment date: 0.0%

One year from the pricing date (first call date)	650	Contingent coupon payment date: 0.0%

18 months from the pricing date	690	Contingent coupon payment date: 0.0%

Two years from the pricing date	1,050	Call settlement date: 102.5%

Because the closing level of the underlying is less than the threshold level on the first three calculation days (and first two call dates), these Market Linked Securities would not be automatically called and you would not receive a contingent coupon payment on those dates. Because the closing level of the underlying on the third call date is greater than the starting level, these Market Linked Securities would be automatically called on that call date. On the related call settlement date, you would receive $1,025.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

Example 3: These Market Linked Securities are NOT automatically called prior to maturity and the ending level is greater than the threshold level

Calculation Day/Call Date	Closing level of underlying	Payment (% of original offering price)

Six months from the pricing date	900	Contingent coupon payment date: 2.5%

One year from the pricing date (first call date)	800	Contingent coupon payment date: 2.5%

18 months from the pricing date	650	Contingent coupon payment date: 0.0%

Two years from the pricing date	575	Contingent coupon payment date: 0.0%

30 months from the pricing date	675	Contingent coupon payment date: 0.0%

Three years from the pricing date	750 (ending level)	Maturity date: 102.5%

Because the closing level of the underlying is less than the starting level on each call date, these Market Linked Securities would not be automatically called prior to maturity. The closing level of the underlying is greater than the threshold level on three of the six calculation days, resulting in a contingent coupon payment on three of the contingent coupon payment dates (including the maturity date) but no contingent coupon payment on the other three contingent coupon payment dates. On the final calculation day, because the ending level is greater than the threshold level, on the maturity date you would receive $1,025.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the maturity date (which is also a contingent coupon payment date).

A-6 |	Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Example 4: These Market Linked Securities are NOT automatically called prior to maturity and the ending level is less than the threshold level

Calculation Day/Call Date	Closing level of underlying	Payment (% of original offering price)

Six months from the pricing date	680	Contingent coupon payment date: 0.0%

One year from the pricing date (first call date)	650	Contingent coupon payment date: 0.0%

18 months from the pricing date	620	Contingent coupon payment date: 0.0%

Two years from the pricing date	550	Contingent coupon payment date: 0.0%

30 months from the pricing date	450	Contingent coupon payment date: 0.0%

Three years from the pricing date	500 (ending level)	Maturity date: 50.0%

Because the closing level of the underlying is less than the threshold level on each calculation day and call date, these Market Linked Securities would not be automatically called prior to maturity and would not pay a contingent coupon payment on any contingent coupon payment date. On the final calculation day, because the ending level is less than the threshold level, you would incur a loss on your investment equal to the full decline of the underlying from the starting level to the ending level. Your payment at maturity in this example would be calculated as follows:

$1,000 –	$1,000 ×	starting level – ending level
starting level

=$1,000 –	$1,000 ×	starting level – ending level
starting level

=$500.00

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any asset included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside	| A-7

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield or investment, nor is it indicative of future results. The graph illustrates the potential payment at maturity on these Market Linked Securities (excluding the final contingent coupon payment, if any), assuming these Market Linked Securities have not been automatically called prior to maturity. This graph does not take into account contingent coupon payments, if any, received during the term of these Market Linked Securities. As evidenced in this graph, in no event will you have a positive rate of return based solely on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any.

Estimated value of Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest-bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-8 |	Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo guaranteed interest payments and any return in excess of the contingent coupon payments, if any.

These Market Linked Securities are not suitable for all investors, but may be suitable for investors who:

•

Seek the potential for contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the risk of not receiving some or any contingent coupon payments and the downside risk of the underlying if the underlying declines below the threshold level

•	Seek to supplement their existing investments with the return profile provided by these Market Linked Securities

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you dependent on your investments for current income? Can you accept the risk that these Market Linked Securities may not pay one or more, or any, contingent coupon payments?

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a decline of the underlying below the threshold level?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?

•	Are you willing to forgo participation in any appreciation of the underlying?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you willing to accept the credit risk of the applicable issuer?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside	| A-9

General risks and investment considerations

These Market Linked Securities have complex features and are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•

Principal risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called and the ending level is less than the threshold level, you will be fully exposed to the decline of the underlying from the starting level to the ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•

Contingent coupon risk. These Market Linked Securities do not provide for fixed payments of interest. If the closing level of the underlying is less than the threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the underlying is less than the threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•

Limited return potential. Even though you will be fully exposed to a decline in the level of the underlying, if the ending level is below the threshold level, you will not participate in any increase in the level of the underlying over the term of these Market Linked Securities. Your maximum possible return on these Market Linked Securities will be limited to the sum of the contingent coupon payments you receive, if any.

•

Automatic call risk. If these Market Linked Securities are automatically called, the term of these Market Linked Securities will be less than the full term to maturity. The automatic call feature will limit your potential to receive contingent coupon payments over the full term of these Market Linked Securities if the closing level of the underlying is greater than or equal to the starting level as of a designated call date. If these Market Linked Securities are automatically called, there is no guarantee that you would be able to reinvest the proceeds at a comparable return for a similar level of risk.

•

Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•

Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as: performance, volatility, dividend rate of the underlying (if applicable), interest rates, the time remaining to maturity, and the applicable issuer’s creditworthiness. The value of these Market Linked Securities will also be limited by the automatic call feature.

•

Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•

Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

A-10 |	Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

•

Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•

Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•

Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.

•

ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•

Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•

Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•

Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•

Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•

Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside	| A-11

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2016 Wells Fargo Securities, LLC. All rights reserved. WCS-3491902